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   As filed with the Securities and Exchange Commission on October 16, 1997
                                                      Registration No. 333-20061
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                                 EXCELCOM, INC.
                  (formerly named EXCEL Communications, Inc.)
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                    75-2624939
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)


                   8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000
                              DALLAS, TEXAS 75231
         (Address, including zip code, of principal executive offices)
                            ________________________

               EXCEL COMMUNICATIONS, INC. 1995 STOCK OPTION PLAN
           EXCEL COMMUNICATIONS, INC. 1997 DIRECTOR STOCK OPTION PLAN EXCEL COMMUNICATIONS, INC. DIRECTOR STOCK OPTION AGREEMENT
                           WITH RONALD A. MCDOUGALL
                    (Full title of the plans or agreements)
                            ________________________

                         J. CHRISTOPHER DANCE, ESQUIRE
                                EXCELCOM, INC.
                   8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000
                              DALLAS, TEXAS 75231
                    (Name and address of agent for service)

                                 (214) 863-8000
         (Telephone number, including area code, of agent for service)
                            ________________________

                       REMOVING SHARES FROM REGISTRATION





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                      REMOVAL OF SHARES FROM REGISTRATION

         Excelcom, Inc., a Delaware corporation formerly named EXCEL Communications, Inc. (the "Company"), hereby amends the Registration Statement on Form S-8, File No. 333-20061 (the "Registration Statement"), filed in connection with the Company's 1995 Stock Option Plan and 1997 Director Stock Option Plan and the Director Stock Option Agreement between the Company and Ronald A. McDougall (collectively, the "Plans"), to withdraw from registration all the shares of Common Stock of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plans.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 16, 1997.

                                       EXCELCOM, INC.


                                       By:  /s/   JOHN J. McLAINE
                                           ------------------------------------
                                           John J. McLaine
                                           President and Chief Operating Officer